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                                                                    EXHIBIT 3.1B


                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         GOODRICH ACQUISITION II, INC.

     Goodrich Acquisition II, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That by written consent of the sole director of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation declaring the proposed amendment to be advisable and calling a meeting of the sole stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the sole director of the Corporation deems it advisable and in the best interest of the Corporation to amend article I of the Restated Certificate of Incorporation to change the name of the Corporation to Goodrich Petroleum Corporation, so that as amended article I shall read as follows:

                    "I. The name of the corporation is Goodrich Petroleum
                     Corporation (the "Corporation")."

          SECOND: That thereafter, pursuant to a resolution of its sole director, a special meeting of the sole stockholder of said corporation was duly called and held, upon written waiver of notice in accordance with
     Section 229 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Goodrich Acquisition II, Inc. has caused this certificate to be signed by Robert C. Turnham, its President this 30th day of January, 1997.

                                        GOODRICH ACQUISITION II, INC.


                                        By: /s/ Robert C. Turnham
                                            --------------------------------
                                            Robert C. Turnham
                                            President